Exhibit 99.1

Report of Independent Auditors

To the Board of Directors of NTS Realty Holdings Limited Partnership:

We have audited the accompanying Statement of Revenue in Excess of Certain Expenses (the “Statement”) of The Overlook at St. Thomas (“The Overlook”), Louisville, KY for the year ended December 31, 2006.  This Statement is the responsibility of The Overlook’s management.  Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A dated May 29, 2007 of NTS Realty Holdings Limited Partnership) as described in Note 2 and is not intended to be a complete presentation of The Overlook’s revenue and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue in excess of certain expenses described in Note 2 of The Overlook for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Louisville, KY
May 29, 2007

THE OVERLOOK AT ST. THOMAS
Statement of Revenue in Excess of Certain Expenses
Year ended December 31, 2006
(Dollars in thousands)

Revenue:
Rent and other	$5,033

Certain expenses:
Operating expenses	1,514
General and administrative	134
Real estate taxes and insurance	358

Revenue in excess of certain expenses	$3,027

See accompanying notes to the Statement of Revenue in Excess of Certain Expenses

THE OVERLOOK AT ST. THOMAS
Notes to Statement of Revenue in Excess of Certain Expenses
Year ended December 31, 2006

(1)                                 Property Acquired

NTS Realty Holdings Limited Partnership (“NTS Realty”), with an unaffiliated co-owner,  acquired The Overlook at St. Thomas (“The Overlook”), a 484-unit multifamily property located in Louisville, Kentucky from The Northwestern Mutual Life Insurance Company, an unrelated third party, on March 14, 2007.

(2)                                 Basis of Presentation

The Statement of Revenue in Excess of Certain Expenses has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K/A of NTS Realty dated May 29, 2007 and is not intended to be a complete presentation of The Overlook’s revenue and expenses.

The Statement of Revenue in Excess of Certain Expenses is presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.  The Statement of Revenue in Excess of Certain Expenses is not representative of the actual operations for the period presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in our proposed future operations have been excluded.  The Overlook’s management is not aware of any material factors related to The Overlook that would cause the reported financial information not to be necessarily indicative of future operating results.  Expenses excluded consist of management fees, interest, depreciation and amortization and other expenses not directly related to our future operations.

(3)                                 Summary of Significant Accounting Policies

Revenue Recognition

Multifamily units are rented under lease agreements with terms of one year or less.  Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of revenue and certain expenses to prepare the Statement of Revenue in Excess of Certain Expenses in conformity with accounting principles generally accepted in the United States of America.  Actual results could differ from these estimates.

PRO FORMA CONSOLIDATED BALANCE SHEET

On March 14, 2007, NTS Realty Holdings Limited Partnership (“NTS Realty”) announced that it completed the purchase, through its wholly-owned subsidiary, Overlook Apartments, LLC, of The Overlook of St. Thomas (“The Overlook”), a multifamily property located in Louisville, Kentucky, with an unaffiliated co-owner. NTS Realty and its co-owner purchased the property from The Northwestern Mutual Life Insurance Company. NTS Realty and its co-owner paid an aggregate purchase price of $46.0 million to acquire The Overlook. NTS Realty and its co-owner satisfied the purchase price for The Overlook with funds obtained from a $36.0 million mortgage loan and from proceeds from NTS Realty’s sale of two of its office properties in February, 2007.

The accompanying unaudited Pro Forma Consolidated Balance Sheet of NTS Realty Holdings Limited Partnership (“NTS Realty”) is presented as if The Overlook at St. Thomas had been acquired on December 31, 2006.  The unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 and the historical financial statements and notes thereto of NTS Realty reported on Form 10-K for the Year Ended December 31, 2006 and filed March 28, 2007.  In management’s opinion, all adjustments necessary to reflect the acquisition have been made.  The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transaction had been consummated at December 31, 2006, nor do they purport to represent the future position of NTS Realty.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
Pro Forma Consolidated Balance Sheet
December 31, 2006
(unaudited)

	Historical Amounts (A)	The Overlook at St. Thomas (B)	Pro Forma Amounts
ASSETS:
Cash and equivalents	$28,250	$310,427	$338,677
Cash and equivalents - restricted	465,517	1,425,981	1,891,498
Accounts receivable, net	1,515,955	—	1,515,955
Deposits	300,000	(300,000)	—
Land, buildings and amenities, net	275,504,920	45,689,085	321,194,005
Long-lived assets held for sale	27,577,468	(13,679,188)	13,898,280
Other assets	3,859,291	404,479	4,263,770

Total assets	$309,251,401	$33,850,784	$343,102,185

LIABILITIES:
Mortgages and notes payable	$220,932,189	$14,800,000	$235,732,189
Accounts payable and accrued expenses	3,864,505	43,290	3,907,795
Accounts payable and accrued expenses due to affiliate	756,086	—	756,086
Distributions payable	2,276,322	—	2,276,322
Security deposits	896,545	36,753	933,298
Long-lived liabilities held for sale	274,195	(135,696)	138,499
Other liabilities	2,776,853	1,446,455	4,223,308

Total liabilities	231,776,695	16,190,802	247,967,497

MINORITY INTEREST	—	4,575,173	4,575,173

COMMITMENTS AND CONTINGENCIES

PARTNERS’ EQUITY	77,474,706	13,084,809	90,559,515

Total liabilities and partners’ equity	$309,251,401	$33,850,784	$343,102,185

The accompanying notes to pro forma consolidated balance sheet are an integral part of this statement.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
Notes to Pro Forma Consolidated Balance Sheet
December 31, 2006
(unaudited)

A)            Historical Amounts

Represents the consolidated balance sheet of NTS Realty as of December 31, 2006, as contained in the historical financial statements and notes thereto filed on Form 10-K.

B)            Pro Forma Adjustments

Represents the acquisition of The Overlook at St. Thomas (“The Overlook”) for a total purchase price of $46.0 million.  The unaudited Pro Forma Consolidated Balance Sheet reflects the financing of the acquisition using the net proceeds of $28.9 million from the sale of our Springs Office Center and Springs Medical Office Center properties, which were classified as long-lived assets held for sale at December 31, 2006, through the use of a tax deferred 1031 exchange.  A portion of the proceeds totaling $1.3 million were unable to be used from the sale of the two office properties in the purchase of The Overlook. Long-lived assets held for sale and long-lived liabilities held for sale of approximately $13.7 million and $136,000, respectively, were disposed of on February 12, 2007, resulting in a gain of approximately $13.5 million. NTS Realty obtained additional borrowings of approximately $36.0 million and paid down $21.2 million on an existing mortgage payable in connection with the sale of Springs Office Center and Springs Medical Office Center.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

The accompanying unaudited Pro Forma Consolidated Statement of Operations of NTS Realty Holdings Limited Partnership (“NTS Realty”) for the year ended December 31, 2006 is presented as if The Overlook at St. Thomas had been acquired on January 1, 2006.  The unaudited Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto of NTS Realty reported on Form 10-K for the Year Ended December 31, 2006 and filed March 28, 2007.  The following unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ending December 31, 2006, assuming the above transactions had been consummated on January 1, 2006, nor do they purport to represent the future position of NTS Realty.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
Pro Forma Consolidated Statement of Operations
December 31, 2006
(unaudited)

	Historical Amounts (A)	The Overlook at St. Thomas (B)	Pro Forma Amounts
REVENUE:
Rental income	$36,371,113	$4,708,299	$41,079,412
Tenant reimbursements	1,809,065	131,319	1,940,384

Total revenue	38,180,178	4,839,618	43,019,796

EXPENSES:
Operating expenses	8,490,946	929,309	9,420,255
Operating expenses reimbursed to affiliate	4,529,912	585,750	5,115,662
Management fees	1,933,264	241,981	2,175,245
Property taxes and insurance	4,345,234	358,071	4,703,305
Professional and administrative expenses	1,922,057	134,179	2,056,236
Professional and administrative expenses reimbursed to affiliate	1,577,566	—	1,577,566
Depreciation and amortization	13,992,731	2,981,565	16,974,296

Total operating expenses	36,791,710	5,230,855	42,022,565

OPERATING INCOME (LOSS)	1,388,468	(391,237)	997,231

Interest and other income	164,986	193,639	358,625
Interest expense	(11,363,481)	(2,082,193)	(13,445,674)
Loss on disposal of assets	(169,479)	—	(169,479)
Minority Interest	—	911,916	911,916

LOSS FROM CONTINUING OPERATIONS	$(9,979,506)	$(1,367,875)	$(11,347,381)

Loss from continuing operations allocated to limited partners	$(9,353,033)	$(1,282,005)	$(10,635,038)

Loss from continuing operations per limited partnership unit	$(0.88)	$(0.12)	$(1.00)

Number of limited partnership interests	10,667,117	10,667,117	10,667,117

The accompanying notes to pro forma consolidated statement of operations are an integral part of this statement.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
Notes to Pro Forma Consolidated Statement of Operations
December 31, 2006
(unaudited)

A)            Historical Amounts

Represents the historical consolidated statement of operations of NTS Realty for the year ended December 31, 2006, as contained in the historical financial statements and notes thereto filed on Form 10-K.

B)            Pro Forma Adjustments

Represents the pro forma revenue and expenses for the year ended December 31, 2006 attributable to the acquisition of The Overlook at St. Thomas (“The Overlook”) as if the acquisition had occurred on January 1, 2006.  The unaudited Pro Forma Statement of Operations reflects the financing of The Overlook acquisition using the proceeds of the sale of our Springs Medical Office and Springs Office Center commercial properties through the use of a tax deferred 1031 exchange. Management fees expensed represents the amount of fees that would have been paid under NTS Realty’s management agreement with NTS Development Company.  Interest expense incurred of approximately $2.1 million is attributable to the newly acquired debt of approximately $36.0 million on The Overlook.  The debt bears annual interest at 5.72%, requires monthly payments of principal and interest of $209,401 through April 11, 2017, and will have a remaining balance due of approximately $30.3 million.  Preliminary depreciation and amortization expense of approximately $3.0 million relates to the aggregate purchase price of approximately $46.0 million less a preliminary allocation to land of approximately $5.1 million and is calculated as follows:

	Basis	Approximate Pro Forma Depreciable Life	Year Ended December 31, 2006 Expense
ASSETS:
Building	$32,683,000	30 Years	$1,089,433
Furniture, fixtures and equipment	7,906,085	5 Years	1,581,217
In-place leases	310,915	1 Year	310,915

Total	$40,900,000		$2,981,565